Exhibit 32.1

           PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of International Surfacing, Inc. for the quarter ended September 30, 2004, I, Samuel Serritella, Chief Executive Officer and Chief Financial Officer of International Surfacing, Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-QSB for the period ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-QSB for the period ended March 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of International Surfacing, Inc.

Dated: November 19, 2004

                                            INTERNATIONAL SURFACING, INC.

                                            By: /s/ Samuel Serritella
                                                    -----------------
                                                    Samuel Serritella,
                                                    CEO and CFO